UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 25, 2006
Date of report (Date of earliest event reported)

       TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia
(State or Other Jurisdiction of Incorporation)

        001-01361
(Commission File Number)

        22-1318955
(I.R.S. Employer Identification No.)

 7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)

        773-838-3400
(Registrant's Telephone Number, Including Area Code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]  Written communications pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

     [__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    On October 25, 2006, Tootsie Roll Industries, Inc. issued a press release (the "release") announcing its results of operations and financial condition for the third quarter ended September 30, 2006. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1 Press Release of Tootsie Roll Industries, Inc., dated October 25, 2006.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


October 25, 2006            TOOTSIE ROLL INDUSTRIES, INC.

                            By:  /S/G. HOWARD EMBER, JR.
                                 G. Howard Ember, Jr.
                                 Vice President/Finance and
                                 Chief Financial Officer



EXHIBIT INDEX

Exhibit No.               Description

99.1   Press Release of Tootsie Roll Industries, Inc., dated October 25, 2006.


Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Wednesday, October 25, 2006

CHICAGO, ILLINOIS - October 25, 2006 - Melvin J. Gordon, Chairman, Tootsie Roll Industries, Inc. reported third quarter and nine month 2006 sales and earnings.

Third quarter 2006 sales were $186,403,000 compared to $173,692,000 in third quarter 2005, an increase of $12,711,000 or 7%. Third quarter 2006 net earnings were $28,969,000 compared to $27,665,000 in third quarter 2005, and earnings per share were $.54 and $.50 in third quarter 2006 and 2005, respectively, an increase of $.04 per share or 8%.

Nine months 2006 sales were $385,169,000 compared to $375,244,000 in nine months 2005, an increase of $9,925,000 or 3%. Nine months 2006 net earnings were $54,189,000 compared to $53,902,000 in nine months 2005, and earnings per share were $1.00 and $.98 in nine months 2006 and 2005, respectively, an increase of $.02 per share or 2%.

Mr. Gordon said, "Record third quarter 2006 sales were achieved as a result of successful marketing programs, including those for back-to-school and Halloween, as well as product line extensions and new products. Record third quarter sales also propelled the Company to record nine months sales, and overcame a first half that was behind the corresponding period of the prior year."

"Although third quarter and nine month results benefited from record sales, these results were adversely affected by significantly higher input costs relating to major ingredients, energy, freight and delivery, and higher costs for products manufactured in Canada due to foreign exchange. The Company has taken actions and implemented programs, including price increases, with the objective to recover these higher input costs. Additional marketing expenses associated with the transition to new pack sizes and government mandated labeling changes, as well as higher plant maintenance expenses, also adversely impacted nine month 2006 results. Third quarter and nine month 2006 results were aided by decreased interest expense, and the Company's per share earnings benefited from common stock purchases in the open market in 2005 and 2006 and resulting fewer shares outstanding."

                  TOOTSIE ROLL INDUSTRIES, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS
                       FOR THE PERIOD ENDED
               SEPTEMBER 30, 2006 AND OCTOBER 1, 2005

                                   THIRD QUARTER ENDED
                                  2006             2005

Net Sales                     $ 186,403,000    $ 173,692,000

Net Earnings                  $  28,969,000    $  27,665,000

* Earnings                       $ .54            $ .50

* Average Shares Outstanding     54,024,000       55,105,000


                                    NINE MONTHS ENDED
                                  2006             2005

Net Sales                     $ 385,169,000    $ 375,244,000

Net Earnings                  $  54,189,000    $  53,902,000

* Earnings                        $1.00           $0.98

* Average Shares Outstanding     54,346,000       55,184,000

* Based on average shares outstanding adjusted for 3% stock dividends distributed April 13, 2006 and April 14, 2005.